Exhibit 99.1

CareDx Reports First Quarter 2023 Results
BRISBANE, Calif., May 10, 2023 -- CareDx, Inc. (Nasdaq: CDNA) — The Transplant Company™ focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers -- today reported financial results for the first quarter ended March 31, 2023.
First Quarter 2023 Highlights
•Delivered record number of patient test results for AlloMap® and AlloSure® of approximately 49,900 tests, growing year-over-year by 17%, and exceeding year-over-year market growth of 10%.
•Reported revenue of $77.3 million, a decrease of 3% year-over year. This excludes approximately $8.9 million in revenue associated with approximately 3,200 AlloSure Kidney Medicare tests that the Company did not submit for reimbursement in Q1 2023 (the “Impacted March Tests”), and plans to submit in Q2 2023. This was to allow the Company further time to understand and evaluate the implications of the new Billing Article related to the Local Coverage Determination covering AlloSure Kidney entitled Molecular Testing for Solid Organ Allograft Rejection (the “Billing Article”) issued in early March 2023.
Including the revenue associated with the Impacted March Tests, total revenue would have been $86.2 million and testing services revenue would have been $70.7 million, increases of 9% and 6% year-over-year, respectively, which would have been the highest ever quarterly revenues for the Company and its Testing Services business.
•Achieved record revenues of $8.6 million for Patient and Digital Solutions business, an increase of 39% year-over-year.
•Reported GAAP net loss of $23.7 million, non-GAAP net loss of $5.8 million and adjusted EBITDA loss of $6.4 million. Including revenue associated with the Impacted March Tests, the Company would have achieved a positive adjusted EBITDA of $2.5 million.
•Maintained strong balance sheet with $285.9 million in cash and cash equivalents and marketable securities, with no debt. Generated $0.7 million in net cash from operating activities compared to $21.5 million of cash used in operating activities in the first quarter of 2022. This represents the second consecutive quarter where the Company generated positive cash from its operating activities.
•Achieved cash collections at 110% of revenue for testing services, representing an approximate 10% year-over-year increase, and demonstrating continued strong operational progress on this key initiative.
•Strong transplant ecosystem support in response to the Billing Article from leading professional societies, including the American Society of Transplantation, American Society of Transplant Surgeons, and the International Society for Heart and Lung Transplantation.
•Leading patient groups, including the Transplant Life Foundation, Transplant Recipients International Organization (TRIO), Transplant Families, and the Heart Brothers Foundation announced in a press release the results of a survey from over 1,000 patients, as well as caregivers and family members that 95% of patients surveyed are concerned that a new Medicare Billing Article limits coverage of non-invasive post-transplant tests.
“The first quarter delivered strong operational execution against our 2022 strategic plan, reflected in our record testing services volumes, record patient and digital solutions revenue, and second consecutive quarter of testing services cash collections exceeding testing services revenue,” said Reg Seeto, CEO and President of CareDx. “That said, we are currently laser focused on the operational implementation of our plans to address the recent

MolDX Billing Article changes. I am proud to see the transplant ecosystem coming together, including the professional and patient associations, and healthcare providers, to support transplant patients.”
First Quarter 2023 Financial Results
Revenue for the three months ended March 31, 2023 was $77.3 million, a decrease of 3% compared with $79.4 million in the first quarter of 2022. Testing services revenue for the quarter was $61.8 million, compared with $66.4 million in the same period in 2022. Total AlloSure® and AlloMap® patient results provided in the quarter were approximately 49,900. This excludes approximately $8.9 million in revenue associated with the Impacted March Tests. Including the revenue associated with the Impacted March Tests, CareDx’s total revenue would have been $86.2 million and its testing services revenue would have been $70.7 million, which would have been the highest ever for CareDx and its Testing Services business. Product revenue in the three months ended March 31, 2023 was $6.9 million, compared to $6.8 million in the same period in 2022. Patient and digital solutions revenue in the first quarter of 2023 was $8.6 million, compared to $6.2 million in the same period in 2022.
For the first quarter of 2023, net loss was $23.7 million, compared to a net loss of $19.6 million in the same period in 2022. Basic and diluted net loss per share in the first quarter of 2023 was $0.44, compared to basic and diluted net loss per share of $0.37 in the first quarter of 2022.
Non-GAAP net loss was $5.8 million in the first quarter of 2023, compared to a non-GAAP net loss of $6.8 million in the first quarter of 2022. Basic and diluted non-GAAP net loss per share was $0.11 in the first quarter of 2023, compared to a basic and diluted non-GAAP net loss per share of $0.13 in the first quarter of 2022.
Adjusted EBITDA for the first quarter of 2023 was a loss of $6.4 million, compared to an adjusted EBITDA loss of $5.6 million in the first quarter of 2022. Including the $8.9 million revenue impact associated with Impacted March Tests, the Company would have achieved a positive adjusted EBITDA of $2.5 million.
Cash and cash equivalents and marketable securities were $285.9 million as of March 31, 2023.
2023 Guidance
CareDx is withdrawing 2023 revenue guidance at this time given a multitude of unknown variables related to the March and May 2023 Billing Article revisions. The Company will provide additional details during its Q1 2023 earnings call.
About CareDx – The Transplant Company
CareDx, Inc., headquartered in Brisbane, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey, and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward Looking Statements
This press release includes forward-looking statements with respect to expectations regarding CareDx’s upcoming milestones, vision, any revenue that the Company may or could have received related to the Impacted March Tests and its plans to provide additional detail regarding its 2023 revenue guidance. All statements other than statements of historical fact contained in this press release, including statements regarding the future financial position of CareDx, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, all of which are difficult to predict and many of which are beyond our control, including general economic and market factors, and global economic and marketplace uncertainties, among others discussed in CareDx’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed by CareDx with the SEC on February 27, 2023, the quarterly report on Form 10-Q for the quarter ended March 31, 2023 to be filed by CareDx with the SEC on or about May 10, 2023, and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of testing services, non-GAAP cost of product, non-GAAP cost of patient and digital solutions, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP other income (expense), net, non-GAAP income tax expense, non-GAAP gross profit, non-GAAP gross margin (%), non-GAAP net loss, non-GAAP basic and diluted net loss per share and adjusted EBITDA, adjusted EBITDA assuming recognition of paused claims for the Impacted March Tests, adjusted revenue from testing services and adjusted total revenue. We define non-GAAP net loss and per share results as the GAAP net loss and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of contingent consideration; acquisition-related impairment charges and amortization of purchased intangible assets and related tax effects; costs involved with completing an acquisition; unrealized loss on investments; restructuring charges and certain other charges. We define adjusted EBITDA as non-GAAP net loss before net interest income, income tax benefit, depreciation and other expense, net. This release also contains the following financial information prepared on a non-GAAP basis that includes the $8.9 million revenue associated with the Impacted March Tests. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.
CONTACTS:
CareDx, Inc.

Media Relations
Anna Czene
818-731-2203
aczene@caredx.com

Investor Relations
Greg Chodaczek
investor@caredx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Testing services revenue	$61,784	$66,444
Product revenue	6,861	6,788
Patient and digital solutions revenue	8,617	6,184
Total revenue	77,262	79,416
Operating expenses:
Cost of testing services	15,296	17,628
Cost of product	4,066	4,399
Cost of patient and digital solutions	6,604	4,855
Research and development	24,357	21,880
Sales and marketing	23,231	23,148
General and administrative	28,032	26,559
Total operating expenses	101,586	98,469
Loss from operations	(24,324)	(19,053)
Other income (expense):
Interest income, net	2,666	189
Change in estimated fair value of common stock warrant liability	7	27
Other expense, net	(1,974)	(823)
Total other income (expense)	699	(607)
Loss before income taxes	(23,625)	(19,660)
Income tax (expense) benefit	(124)	12
Net loss	$(23,749)	$(19,648)
Net loss per share:
Basic	$(0.44)	$(0.37)
Diluted	$(0.44)	$(0.37)
Weighted-average shares used to compute net loss per share:
Basic	53,643,216	53,015,459
Diluted	53,643,216	53,015,459

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$74,660	$89,921
Marketable securities	211,279	203,168
Accounts receivable	59,310	66,312
Inventory	18,018	19,232
Prepaid and other current assets	8,161	9,216
Total current assets	371,428	387,849
Property and equipment, net	35,506	35,529
Operating leases right-of-use assets	33,431	34,689
Intangible assets, net	45,637	43,051
Goodwill	39,615	37,523
Restricted cash	520	522
Other assets	2,080	3,828
Total assets	$528,217	$542,991
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,861	$9,942
Accrued compensation	12,082	16,902
Accrued and other liabilities	46,885	49,131
Total current liabilities	71,828	75,975
Common stock warrant liability	25	32
Deferred payments for intangible assets	4,089	2,418
Operating lease liability, less current portion	32,006	33,406
Other liabilities	248	249
Total liabilities	108,196	112,080
Commitments and contingencies
Stockholders’ equity:
Common stock	52	52
Additional paid-in capital	912,291	898,806
Accumulated other comprehensive loss	(7,439)	(7,503)
Accumulated deficit	(484,883)	(460,444)
Total stockholders’ equity	420,021	430,911
Total liabilities and stockholders’ equity	$528,217	$542,991

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Cost of testing services reconciliation:
GAAP cost of testing services	$15,296	$17,628
Stock-based compensation expense	(479)	(19)
Acquisition related-amortization of purchased intangibles	(329)	(329)
Non-GAAP cost of testing services	$14,488	$17,280
Cost of product reconciliation:
GAAP cost of product	$4,066	$4,399
Stock-based compensation expense	(360)	(128)
Acquisition related-amortization of purchased intangibles	(418)	(453)
Non-GAAP cost of product	$3,288	$3,818
Cost of patient and digital solutions reconciliation:
GAAP cost of patient and digital solutions	$6,604	$4,855
Stock-based compensation expense	(402)	(192)
Acquisition related-amortization of purchased intangibles	(248)	(236)
Non-GAAP cost of patient and digital solutions	$5,954	$4,427
Research and development expenses reconciliation:
GAAP research and development expenses	$24,357	$21,880
Stock-based compensation expense	(1,962)	(2,190)
Non-GAAP research and development expenses	$22,395	$19,690
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$23,231	$23,148
Stock-based compensation expense	(3,737)	(3,123)
Acquisition related-amortization of purchased intangibles	(595)	(605)
Non-GAAP sales and marketing expenses	$18,899	$19,420
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$28,032	$26,559
Stock-based compensation expense	(6,814)	(4,982)
Change in estimated fair value of contingent consideration	(421)	(64)
Restructuring charges	(58)	—
Acquisition related fees and expenses	(284)	(143)
Non-GAAP general and administrative expenses	$20,455	$21,370
Total other income (expense) reconciliation:
GAAP other income (expense), net	$699	$(607)
Unrealized loss on long-term marketable equity securities	905	507
Asset impairments and write-downs	1,000	—
Other charges	20	28
Non-GAAP other income (expense), net	$2,624	$(72)
Income tax (expense) benefit reconciliation:
GAAP income tax (expense) benefit	$(124)	$12
Tax effect related to amortization of purchased intangibles	(101)	(113)
Non-GAAP income tax expense	$(225)	$(101)

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin
(Unaudited)
(In thousands, except percentages)

	Three Months Ended March 31,
	2023	2022
Total revenue	$77,262	$79,416
GAAP cost of sales	25,966	26,882
GAAP gross profit	51,296	52,534
Stock-based compensation expense	1,241	339
Acquisition related-amortization of purchased intangibles	995	1,018
Non-GAAP gross profit	$53,532	$53,891
Non-GAAP gross margin %	69%	68%

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
GAAP net loss	$(23,749)	$(19,648)
Stock-based compensation expense	13,754	10,634
Asset impairments and write-downs	1,000	—
Unrealized loss on long-term marketable equity securities	905	507
Acquisition related-amortization of purchased intangibles	1,590	1,623
Acquisition related fees and expenses	284	143
Change in estimated fair value of contingent consideration	421	64
Restructuring charges	58	—
Tax effect related to amortization of purchased intangibles	(101)	(113)
Other Charges	20	28
Non-GAAP net loss	$(5,818)	$(6,762)

GAAP basic and diluted net loss per share	$(0.44)	$(0.37)

Non-GAAP basic net loss per share	$(0.11)	$(0.13)
Non-GAAP diluted net loss per share	$(0.11)	$(0.13)

Shares used in computing non-GAAP basic net loss per share	53,643,216	53,015,459
Shares used in computing non-GAAP diluted net loss per share	53,643,216	53,015,459

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA and Adjusted EBITDA Financial Measures Assuming Recognition of Paused Claims
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Non-GAAP net loss	$(5,818)	$(6,762)
Interest income	(2,666)	(189)
Income tax benefit	225	101
Depreciation expense	1,808	940
Other expense, net	36	261
Adjusted EBITDA	(6,415)	(5,649)
Unrecognized AlloSure Kidney Medicare claims	8,912	—
Adjusted EBITDA assuming recognition of paused claims	$2,497	$(5,649)

CareDx, Inc.
Reconciliation of GAAP Revenue to Adjusted Revenue
(Unaudited)
(In thousands)

	Three Months Ended March 31, 2023
	Testing Services	Total Revenue
GAAP revenue	$61,784	$77,262
Unrecognized AlloSure Kidney Medicare claims	8,912	8,912
Total adjusted revenue	$70,696	$86,174